Exhibit 10.5

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (“Agreement”) is made and entered into as of June 2, 2020 (the “Effective Date”), by and between XsunX, Inc., a Colorado corporation (the “Company”), and Solar Energy Builders, Inc., a California corporation (the “Service Provider”), with respect to the following facts:

RECITALS

A.

The Company is currently engaged in the business of selling, designing, and installing solar photovoltaic power generation, energy storage in the form of managed battery systems, and energy use management technologies to provide clients long term savings, predictability, and control of their energy costs (collectively, the “Services” or the “Service Business”).

B.	The Company is in the process of acquiring a new biotechnology business (the “New Business”).

C.

While the Company is in the process of acquiring the New Business, the Company desires to transition from providing the Services directly to its customers to marketing the Services to customers (“Customers”) and referring those Customers to the Service Provider or engaging Service Provider to provide the Services to Customer on behalf of the Company.

D.	The Service Provider desires to provide the Services to Customers referred to it by the Company.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties to this Agreement do hereby promise and agree as follows:

1.         Referral of Customers to Service Provider. The Company hereby agrees to refer to or engage the Service Provider for, on an exclusive basis, any Customer who desires to receive the Services. The Company expressly authorizes the Service Provider to engage in the business of providing Services for the Customers and for any other customers obtained by the Service Provider from any other source, even if, as a result, the Service Provider competes directly or indirectly with the Company.

2.         Transfer of Existing Service Contracts to Service Provider. As agreed to by the parties, the Company will transfer existing Service contracts (“Existing Contracts”), together with the cash flows and pre-paids therefrom, to the Service Provider so that the Service Provider may complete the delivery of the Services to the Customers under the Existing Contracts. In assuming such Existing Contracts, the Service Provider also agrees to assume the responsibility for the delivery of Service commitments, all costs, and warranty provisions, which will be the consideration conferred by the Service Provider for the assignments. To the extent of its referral services described in Section 3 of this Agreement, the Company will continue to be engaged in the Service Business with the Service Provider during the term of this Agreement.

3.         Compensation to Company. In consideration for the Company referring Customers to the Service Provider or engaging Service Provider to provide Services to Customers on behalf of the Company on an exclusive basis (i.e., only to the Service Provider) under this Agreement, the Service Provider will pay a fee to the Company in an amount equal to one percent (1%) of the gross amount paid by each Customer to the Service Provider pursuant to a sales contract for the Services (the “Referral Fee”), not including the Existing Contracts being assigned to the Service Provider by the Company pursuant to Section 2 of this Agreement. With respect to each Customer contract, the Referral Fee will be payable by the Service Provider to the Company within thirty (30) days after the completion, and receipt of final payments by Service Provider, of such Customer contract.

4.         Term of Agreement. This Agreement will commence on the date first above written and will terminate on the first to occur of (i) the mutual written agreement of the Service Provider and the Company to terminate this Agreement, (ii) a material breach of this Agreement by one party and failure of that party to cure such breach within 10 days after receipt of written notice from the other party of the allegation of the breach, (iii) 45 days after the Effective Date, within 10 days of written notice from one party to the other parties of its election to terminate this Agreement for any reason or no reason, or (iv) one year after the Effective Date. During the term of this Agreement and until a date two years after the Company acquires the New Business, it will not engage in the Service Business except as specifically described in this Agreement.

5.         Independent Contractor Status. Servicer is an independent contractor in the performance of the Services and shall determine the method, details and means of performing the Services, subject to the conditions and limitations of this Agreement. Servicer has no authority to bind the Company by contract or agreement of any kind.

6.         Notices. All notices under this Agreement are to be delivered by: (i) depositing the notice in the mail, using registered mail, return receipt requested, addressed to the address below or to any other address as the party may designate by providing written notice; (ii) sending the notice by facsimile or email using the facsimile number or email address set forth below or any other facsimile number or email address as the party may designate by providing written notice; (iii) overnight delivery service addressed to the address below or to any other address as the party may designate by providing written notice; or (iv) hand delivery to the individual designated below or to any other individual as the party may designate by providing written notice. The notice shall be deemed delivered: (i) if by registered mail, four (4) days after the notice’s deposit in the mail; (ii) if by facsimile or email, on the date the notice is delivered; (iii) if by overnight delivery service, on the day of delivery; and (iv) if by hand delivery, on the date of hand delivery.

If to the Company:

XsunX, Inc.

8834 Mayfield Road, Suite C

Chesterland, Ohio 44026

Attention: Dan Martin, CEO

Telephone: (440) 644-1027

Email: tn3llc@gmail.com

If to the Service Provider:

Solar Energy Builders, Inc.

65 Enterprise

Aliso Viejo, California 92656

Attn: Tom Djokovich, Chief Executive Officer

Telephone: (714) 269-6995

Email: TomD@SolarEnergyBuilders.com

7.         Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof, and all prior agreements, correspondence, discussions and understandings of the parties (whether oral or written) are merged herein and superseded hereby, it being the intention of the parties hereto that this Agreement and the instruments and agreements contemplated hereby shall serve as the complete and exclusive statement of the terms of their agreement together. This Agreement may be modified only by a written agreement signed by both parties.

8.         Waivers. If either party at any time waives any rights hereunder resulting from any breach by the other party of any of the provisions of this Agreement, such waiver is not to be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement. Resort to any remedies referred to herein will not be construed as a waiver of any other rights and remedies to which such party is entitled under this Agreement or otherwise.

9.         Assignment. This Agreement and the rights hereunder shall not be assignable or transferable by Service Provider without the prior written consent of the Company, which may be granted or withheld in the Company’s sole discretion.

10.         Binding Effect. This Agreement shall be binding upon the parties hereto and its respective successors and permitted assigns.

11.         Section Headings. The headings in this Agreement are for purposes of convenience and ease of reference only and shall not be construed to limit or otherwise affect the meaning of any part of this Agreement.

12.         Severability. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provision deleted, and the rights and obligations of the parties shall be construed and enforced accordingly.

13.         Applicable Law. Venue and Retention of Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to the rules of conflict of laws of the State of California or any other jurisdiction.

14.         Counterparts. This Agreement may be executed in one or more original or facsimile counterparts, all of which shall be considered but one and the same agreement, and shall become effective when one or more such counterparts have been executed by each of the parties and delivered to the other parties.

15.         Use of Terms. In this Agreement, (i) the words “hereof,” “herein,” “hereto,” “hereunder” and words of similar import mean and refer to this Agreement as a whole and not merely to the specific section or clause in which the respective word appears, (ii) words importing gender include the other genders as appropriate and (iii) any terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

16.         Facsimile Copy. This Agreement may be executed in facsimile copy with the same binding effect as an original.

17.         Attorneys’ Fees. In the event that either party must resort to legal action in order to enforce the provisions of this Agreement or to defend such suit, the prevailing party shall be entitled to receive reimbursement from the non-prevailing party for all reasonable attorneys’ fees and all other costs incurred in commencing or defending such suit, in collecting any amounts owed hereunder, or in enforcing this Agreement or any judgment rendered in connection with this Agreement. This Agreement shall be interpreted under, governed by and enforced pursuant to the laws of the State of California. Venue for any action in connection with this Agreement shall only be in Orange County, California.

18.         Injunctive Relief. Each party acknowledges that it would be impossible to measure in money the damages to the other party if there is a failure to comply with any covenants or provisions of this Agreement, and agrees that in the event of any breach of any covenant or provisions, the other party to this Agreement will not have an adequate remedy at law. It is therefore agreed that the other party to this Agreement who is entitled to the benefit of the covenants or provisions of this Agreement which have been breached, in addition to any other rights or remedies which they may have, shall be entitled to immediate injunctive relief to enforce such covenants and provisions, and that in the event that any such action or proceeding is brought in equity to enforce them, the defaulting or breaching party will not urge as defense that there is adequate remedy at law.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.

XSUNX, INC.

By: /s/ Dan Martin

Dan Martin, Chief Executive Officer

SOLAR ENERGY BUILDERS, INC.

By: /s/ Tom Djokovich

Tom Djokovich, Chief Executive Officer